Exhibit 4.4


CLIFFORD                                          LIMITED LIABILITY PARTNERSHIP
CHANCE

                             ARRAN FUNDING LIMITED
                                   as Issuer

                             THE BANK OF NEW YORK
      as Principal Paying Agent, Agent Bank, Registrar and Transfer Agent

                      THE BANK OF NEW YORK, LONDON BRANCH
                       as Paying Agent and Note Trustee

                -----------------------------------------------

                               AGENCY AGREEMENT
                                  RELATING TO
                   ARRAN FUNDING MEDIUM TERM NOTE PROGRAMME

                -----------------------------------------------

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                                   CONTENTS

CLAUSE                                                                     PAGE

SECTION A INTERPRETATION......................................................3

1.     Interpretation.........................................................3

SECTION B APPOINTMENT OF AGENTS...............................................5

2.     Appointment Of The Agents..............................................5

SECTION C THE NOTES...........................................................7

3.     The Notes..............................................................7

SECTION D TRANSFER OF NOTES..................................................10

4.     Transfers Of Notes....................................................10

5.     Replacement Note Certificates.........................................10

SECTION E PAYMENTS...........................................................12

6.     Payments To The Principal Paying Agent................................12

7.     Payments To Note Certificate Holders..................................13

8.     Miscellaneous Duties Of The Agents....................................16

SECTION F FEES AND EXPENSES..................................................19

9.     Fees And Expenses.....................................................19

SECTION G APPOINTMENT AND CHANGE IN AGENTS...................................20

10.    Terms Of Appointment..................................................20

11.    Termination Of Appointment............................................21

SECTION H MISCELLANEOUS......................................................25

12.    Time..................................................................25

Schedule 1     SPECIFIED OFFICES OF THE AGENTS...............................26

Schedule 2     NOTICE OF APPOINTMENT OF AGENT................................27

Schedule 3     FORM OF AGENT BANK APPOINTMENT LETTER.........................28

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THIS AGREEMENT is made on [*] 2005

BETWEEN

(1) ARRAN FUNDING LIMITED, a limited company incorporated in Jersey, Channel Islands (registered number 88474) whose registered office is at 22 Grenville Street, St. Helier, Jersey, Channel Islands JE4 8PX (the "ISSUER");

(2) THE BANK OF NEW YORK, a New York banking corporation acting through its office at 101 Barclay Street, New York, New York, USA 10286 as principal paying agent, agent bank, registrar and transfer agent and (in such respective capacities the "PRINCIPAL PAYING AGENT", the "AGENT BANK", the "REGISTRAR" and the "TRANSFER AGENT"); and

(3) THE BANK OF NEW YORK, a New York banking corporation acting through its office at One Canada Square, London E14 5AL as paying agent (the "PAYING AGENT" and, together with the Principal Paying Agent, the "PAYING AGENTS") and as note trustee (the "NOTE TRUSTEE"), which expression shall include such company and all other persons for the time being acting as the trustee or trustees under the Arran Funding Note Trust Deed.

WHEREAS

(A) The Issuer has established a medium term note programme (the "PROGRAMME") for the issuance of notes from time to time (the "NOTES") as set out in the Arran Funding Note Trust Deed and the relevant Arran Funding Note Trust Deed Supplement.

(B) Each Series will be constituted by, be subject to, and have the benefit of the Arran Funding Note Trust Deed and the applicable Arran Funding Note Trust Deed Supplement.

(C) Notes issued in accordance with the Programme will be secured in accordance with the Arran Funding Note Trust Deed and the relevant Arran Funding Note Trust Deed Supplement executed on or about the time of each such issuance.

(D) Notes issued under the Programme will initially be represented in registered form in an Authorised Denomination and may be sold in a public offering in the United States.

(E) The Notes of each class of each Series will be represented by one or more Global Note Certificates and will be deposited with, and registered in the name of Cede & Co., a nominee for DTC and will be deposited with the depository of the DTC on or about the Closing Date in the case of Notes denominated in US Dollars, or in all other cases, registered in the name of Euroclear or Clearstream, Luxembourg or their nominee. Beneficial interests in the Global Note Certificates will only be exchangeable for Individual Note Certificates in the limited circumstances specified in the Arran Funding Note Trust Deed and the relevant Arran Funding Note Trust Deed Supplement and such Global Note Certificates.

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(F)    Notes may be issued on a listed basis in accordance with the relevant
       Final Terms. The Issuer will make applications for certain Series of the Notes issued under the Programme to be admitted to listing in accordance with the relevant Final Terms.

(G) The parties to this Agreement wish to record certain arrangements, which they have made in relation to payments in respect of the Notes.

IT IS AGREED as follows:

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                                   SECTION A
                                INTERPRETATION

1.     INTERPRETATION

1.1    DEFINITIONS

       Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement shall have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 (Master Definitions Schedule) of the Arran Funding Master Framework Agreement which is dated on or about the date of this Agreement and signed for the purpose of identification by, amongst others, each of the parties to this Agreement.

1.2    INCORPORATION OF COMMON TERMS

       Except as provided below, the Common Terms apply to this Agreement, where applicable, and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.3    AMENDMENT TO COMMON TERMS

       The Common Terms are, for the purposes of this Agreement incorporated and amended as follows:

       1.3.1 Paragraph 1 (Further Assurance) of the Common Terms applies to this Agreement as if set out in full in this Agreement, and as if the Issuer were the Obligor and each Agent and the Note Trustee were an Obligee for the purposes of such Paragraph.

       1.3.2   Limited recourse and non-petition

               The provisions of Paragraph 8 (Limited Recourse and Non-Petition) of the Common Terms apply to this Agreement as if set out in full in this Agreement.

1.4    ADDITIONAL DEFINITIONS

       "REGULATIONS" means the regulations concerning the transfer of Notes as the same may from time to time be promulgated in accordance with Clause 8.9 (Regulations for the Duties of Transfer Agents).

1.5    CONFLICT WITH COMMON TERMS

       If there is any conflict between the provisions of the Common Terms and the provisions of this Agreement, the provisions of this Agreement shall prevail, save for where any provision of this Agreement relates to VAT, in which case the relevant provision of the Common Terms shall prevail.

1.6    GOVERNING LAW AND JURISDICTION

       This Agreement and all matters arising from or connected with it shall be governed by English law in accordance with Paragraph 26 (Governing
       Law) of the Common Terms.

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       Paragraph 27 (Jurisdiction) of the Common Terms applies to this
       Agreement as if set out in full in this Agreement.

1.7    REPRESENTATIONS, WARRANTIES AND COVENANTS

       The Issuer gives the representations, warranties and covenants on the terms set out in Schedule 4 (Issuers' Representations and Warranties) and Schedule 5 (Issuer Covenants) of the Arran Funding Master Framework Agreement.

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                                   SECTION B
                             APPOINTMENT OF AGENTS

2.     APPOINTMENT OF THE AGENTS

2.1    APPOINTMENT

       The Issuer (and the Note Trustee for the purposes of Clause 8.7 (Forms of Proxy instructions) below) appoints on a several basis each Agent acting through its Specified Office as its agent in relation to each Series of Notes in respect of which it is named in the relevant Final Terms for the purposes specified in this Agreement and in the Conditions and all matters incidental thereto.

2.2    ACCEPTANCE OF APPOINTMENT BY PAYING AGENTS

       Each of the Principal Paying Agent and the Paying Agent accepts its appointment as agent of the Issuer (and the Note Trustee for the purposes of Clause 7.7 (Agents to Act for Note Trustee) below) in relation to the relevant Series of Notes and shall comply with the provisions of this Agreement and the Conditions and all matters incidental thereto.

2.3    ACCEPTANCE OF APPOINTMENT BY AGENT BANK

       2.3.1 The Agent Bank accepts its appointment as agent of the Issuer (and the Note Trustee for the purposes of Clause 7.7 (Agents to Act for Note Trustee) below) in accordance with the provisions of the Conditions and this Agreement and all matters incidental thereto.

       2.3.2 The Agent Bank agrees to comply with the provisions of Condition 6 (Interest) and this Agreement. In particular, the Agent Bank shall:

               (a) as soon as practicable after determining the rate of interest applicable to a Series of Notes for any period pursuant to the Conditions, notify the Issuer, the Paying Agents, the Jersey Account Bank Operator and the Note Trustee thereof;

               (b) publish the rate of interest, interest amount and relative interest payment date in accordance with Condition 6 (Interest); and

               (c) maintain records of the quotations obtained, and all rates determined, by it and make such records available for inspection at all reasonable times by the Issuer, the other Agents, the Jersey Account Bank Operator and the Note Trustee.

       2.3.3 The Principal Paying Agent acknowledges and agrees that it shall be named in the relevant Final Terms as Agent Bank in respect of each Series unless the Dealer (or one of the Dealers) through whom such Notes are issued has agreed with the Issuer to act as Agent Bank or the Issuer otherwise agrees to appoint another institution as Agent Bank by execution of a letter of appointment in substantially the form of Schedule 3 (Form of Agent Bank Appointment Letter) attached hereto.

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2.4    ACCEPTANCE OF APPOINTMENT BY REGISTRAR

       The Registrar accepts its appointment as agent of the Issuer (and the Note Trustee for the purposes of Clause 7.7 (Agents to Act for Note Trustee) below) for the purpose, inter alia, of establishing and maintaining the Register, all in accordance with the provisions of the Conditions and this Agreement and all matters incidental thereto.

2.5    TRANSFER AGENT

       The Transfer Agent accepts its appointment as agent of the Issuer (and the Note Trustee for the purposes of Clause 7.7 (Agents to Act for Note Trustee) below) for the purpose of enabling certain transfers in connection with any Individual Note Certificates issued by the Issuer in relation to a Series, in accordance with the provisions of the Conditions and this Agreement and all matters incidental thereto.

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                                   SECTION C
                                   THE NOTES

3.     THE NOTES

3.1    GLOBAL NOTE CERTIFICATES

       Each Global Note Certificate shall:

       3.1.1 be in substantially the form set out in the Schedule 2 Part A (Form of Global Note Certificate) of the Arran Funding Note Trust Deed in respect of each Class of each Series; and

       3.1.2 be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Registrar upon receipt of written instruction from the Issuer.

3.2    INDIVIDUAL NOTE CERTIFICATES

       Each Individual Note Certificate shall:

       3.2.1 be in substantially the form set out in the Schedule 2 Part B (Form of Individual Note Certificate) of the Arran Funding Note Trust Deed in respect of each Class of each Series of Individual Note Certificate; and

       3.2.2 be security printed in accordance with all applicable legal and stock exchange requirements if any;

       3.2.3   have a unique certificate number printed thereon;

       3.2.4 be executed manually or in facsimile by two Directors of the Issuer and authenticated by or on behalf of an authorised signatory of the Registrar; and

       3.2.5 otherwise be in accordance with the customary practice of the international Eurobond market.

3.3    SIGNATURES

       Any signature on a Note Certificate on behalf of the Issuer shall be that of a person who at the date of printing of the Note Certificates is a Director of the Issuer notwithstanding that at the time of issue of any of the Note Certificates he may have ceased for any reason to be the holder of such office.

3.4    AVAILABILITY

       3.4.1   GLOBAL NOTE CERTIFICATES

               The Global Note Certificates shall, if denominated in US$, be deposited with and registered in the name of Cede & Co., a nominee for a depository of the DTC, or, in all other cases be deposited with and registered in the name of a nominee for a common depositary of Euroclear and Clearstream, Luxembourg.

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       3.4.2   INDIVIDUAL NOTE CERTIFICATES

               If the Issuer is required to deliver Individual Note Certificates pursuant to the terms of the Global Note Certificates of a particular Class, the Issuer shall arrange for such Individual Note Certificates of such Class to be made available to or to the order of the Registrar by the later of the expiry of 30 days after the date hereof and the date falling 25 days after the occurrence of the relevant event as set out in the Arran Funding Note Trust Deed. Such Individual Note Certificates will be in registered form each in an Authorised Denomination. The Individual Note Certificates will be held to the Issuer's order pending delivery. The Issuer shall also arrange, on request, for such Individual Note Certificates as are required to enable the Registrar to perform its obligations under this Clause 3 (The Notes) to be made available to or to the order of the Registrar from time to time.

3.5    LISTING OF NOTES

       Notes of any Series, on issue, may be listed on a stock exchange in accordance with the relevant Final Terms /Arran Funding Note Trust Deed Supplement and/or be part of a Series registered with the SEC in accordance with the relevant Final Terms /Arran Funding Note Trust Deed Supplement. The Issuer will advise the Agent Bank, if such listing or registration is withdrawn or if the Notes become listed on any other stock exchange.

3.6    CALCULATIONS AND DETERMINATIONS OF AGENT BANK

       The Agent Bank shall in respect of each Series in relation to which it is appointed as such:

       3.6.1 Determinations: obtain such quotes and rates and/or make such determinations, calculations, adjustments, notifications and publications as may be required to be made by it by the Conditions at the times and otherwise in accordance with the Conditions; and

       3.6.2 Records: maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such records available for inspection at all reasonable times by the Issuer and the Paying Agents and the Registrar.

3.7    AUTHORITY TO AUTHENTICATE

       The Registrar or its designated agent is authorised and instructed by the Issuer to authenticate such Note Certificates as may be required to be authenticated hereunder by the signature of any of its officers or any other person duly authorised for the purpose by the Registrar.

3.8    DUTIES OF THE REGISTRAR

       It shall be a term of the appointment of the Registrar that the Registrar or its designated agent shall:

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       3.8.1   hold in safe custody all unauthenticated Note Certificates delivered to it in accordance with sub-clause 3.4.2 (Individual Note Certificates);

       3.8.2 ensure that such Note Certificates are authenticated and delivered only in accordance with the terms hereof, of the Arran Funding Note Trust Deed and of the Conditions; and

       3.8.3 establish and maintain the Register at its Specified Office in accordance with Clause 4.1 (Maintenance of Register).

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                                   SECTION D
                               TRANSFER OF NOTES

4.     TRANSFERS OF NOTES

4.1    MAINTENANCE OF THE REGISTER

       In the event that Individual Note Certificates are issued in accordance with the Conditions, the Registrar shall maintain the Register in relation to the Notes, which shall be kept at its Specified Office and be made available by the Registrar to the Issuer, the Note Trustee and the other Agents for inspection and for the taking of copies or extracts therefrom at all reasonable times. The Register shall show the aggregate principal amount, serial numbers and dates of issue of each Note Certificate, the names and addresses of the initial holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent holders thereof, all cancellations of Note Certificates and all replacements of Note Certificates.

4.2    REGISTRATION OF TRANSFERS IN THE REGISTER

       The Registrar shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations (as defined below) and shall make the necessary entries in the Register.

4.3    TRANSFER AGENTS TO RECEIVE REQUESTS FOR TRANSFERS OF NOTES

       Each Transfer Agent appointed in respect of the relevant Series of Notes shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations (as defined below) and assist, if required, in the issue of new Note Certificates to give effect to such transfers and, in particular, upon any such request being duly made, shall promptly notify the Registrar of:

       4.3.1 the aggregate principal amount of the Notes in definitive form to be transferred;

       4.3.2 the name(s) and addresses to be entered on the Register of the holder(s) of the new Note Certificates to be issued in order to give effect to such transfer; and

       4.3.3 the place and manner of delivery of the new Note Certificates to be delivered in respect of such transfer,

       and shall forward the Note Certificates relating to the Notes to be transferred (with the relevant form(s) of transfer duly completed) to the Registrar with such notification.

5.     REPLACEMENT NOTE CERTIFICATES

5.1    DELIVERY OF REPLACEMENTS

       The Registrar shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include such terms as to the payment of expenses and as to evidence, security and indemnity as the Issuer, the Principal Paying Agent and the Registrar may reasonably require), complete, authenticate and deliver a Note Certificate as a replacement for any Note Certificate which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost; provided, however, the

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       Registrar shall not deliver any Note Certificate as a replacement for any Note Certificate which has been mutilated or defaced otherwise than against surrender of the same.

5.2    REPLACEMENTS TO BE NUMBERED

       Each replacement Note Certificate delivered hereunder shall bear a unique serial number.

5.3    CANCELLATION AND DESTRUCTION

       The Registrar shall cancel and destroy each mutilated or defaced Note Certificate surrendered to it and in respect of which a replacement has been delivered.

5.4    NOTIFICATION

       The Registrar shall notify the Issuer of the delivery by it in accordance herewith of any replacement Note Certificate, specifying the serial number thereof and the serial number (if any and if known) of the Note Certificate which it replaces and confirming (if such be the case) that the Note Certificate which it replaces has been cancelled or destroyed and the Registrar shall as promptly as is practicable, enter such details in the Register.

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                                   SECTION E
                                   PAYMENTS

6.     PAYMENTS TO THE PRINCIPAL PAYING AGENT

6.1    ISSUER TO PAY PRINCIPAL PAYING AGENT

       In order to provide for the payment of interest and principal in respect of each Class of Series of the Notes as the same becomes due and payable, the Issuer shall pay to the Principal Paying Agent or otherwise cause it to receive on or before the date on which such payment becomes due, an amount which is equal to the amount of principal or interest then falling due in respect of the relevant Notes on such date.

6.2    MANNER AND TIME OF PAYMENT

       Each amount payable by the Issuer under Clause 6.1 (Issuer to Pay Principal Paying Agent) shall be paid unconditionally by credit transfer in the relevant currency of the Notes in same day/immediately available, freely transferable, cleared funds not later than 10.00 a.m. (London time) on the relevant day to such account with such bank as the Principal Paying Agent has by notice to the Issuer and the Note Trustee specified from time to time for the purpose. The Issuer shall, before
       2.00 p.m. (London time) on the second Business Day before the due date of each payment by it under Clause 6.1 (Issuer to Pay Principal Paying Agent), notify the Principal Paying Agent by authenticated SWIFT message (or such other method as shall be agreed) of its irrevocable payment instructions to such bank through which such payment to the Principal Paying Agent is to be made.

6.3    EXCLUSION OF LIENS AND INTEREST

       The Agents shall not:

       6.3.1 exercise any lien, right of set-off or similar claim in respect of monies received by the Principal Paying Agent in connection with its activities hereunder;

       6.3.2   be liable to any person for interest thereon; and

       6.3.3 be obliged to hold any funds received by it hereunder in a segregated account or accounts.

6.4    APPLICATION BY PRINCIPAL PAYING AGENT

       The Principal Paying Agent shall apply (or direct or cause the application of) each amount paid to it under this Clause 6 (Payment to Principal Paying Agent) in accordance with Clause 7 (Payment to Note Certificate Holders) in respect of the Note Certificates (if any) and shall not be obliged to repay any such amount other than as provided herein or unless the claim for the relevant payment becomes void under the Conditions and in particular Condition 11 (Prescriptions) in which event it shall repay to the Issuer such portion of such amount as relates to such payment by paying the same by credit transfer in to such account with such bank as the Issuer has by notice to the Principal Paying Agent specified for the purpose.

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6.5    FAILURE TO NOTIFY PAYMENT INSTRUCTIONS

       If the Principal Paying Agent has not, by 4.30 p.m. (London Time) on the second Business Day before the due date of any payment to it under Clause 6.1 (Issuer to Pay Principal Paying Agent), received notification of the relevant irrevocable payment instructions referred to in Clause
       6.2 (Manner and Time of Payment) it shall forthwith notify the Paying Agent, the Note Trustee and the Issuer. If the Principal Paying Agent subsequently receives notification of such payment instructions, it shall forthwith notify the Paying Agent, the Note Trustee and the Issuer.

6.6    NOTIFICATION OF PARTIAL REDEMPTIONS

       In the event there is to be any partial redemption of a Series of Notes pursuant to Condition 7 (Redemption and Purchase) on any Interest Payment Date, the Issuer shall give each of the Paying Agent and the Principal Paying Agent four Business Days notice of the amount of the Principal Amount Outstanding of each Note to be redeemed on such Interest Payment Date.

7.     PAYMENTS TO NOTE CERTIFICATE HOLDERS

7.1    PAYMENTS BY PAYING AGENTS

       Each Paying Agent acting through its Specified Office shall make payments of interest and principal in respect of the Notes in accordance with the Conditions provided, however, that:

       7.1.1 a Paying Agent shall not be obliged (but shall be entitled) to make payments of interest or principal in respect of a Series of
               Notes:

               (a) if it has not received the full amount of any payment due to it in respect of such Series under Clause 6.1 (Issuer to Pay Principal Paying Agent); or

               (b) if the Principal Paying Agent has given notice in accordance with Clause 6.5 (Failure to Notify Payment Instructions) that the relevant irrevocable payment instructions have not been received, unless it has subsequently received such payment instructions;

       7.1.2 each Paying Agent shall cancel each Note Certificate against surrender of which it has made full payment and shall, if necessary, deliver each Note Certificate so cancelled by it to or to the order of the Registrar; and

       7.1.3 a Paying Agent shall notify the Note Trustee forthwith in the event that it does not, on or before the due date for any payment of principal or interest in respect of any of the Notes, receive unconditionally the full amount in the relevant currency of such Notes and/or there are not sufficient funds in such currency available to the Paying Agent to discharge the amount of the monies payable thereon in accordance with the Conditions and/or the provisions of the Arran Funding Note Trust Deed on such due date.

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7.2    PAYMENTS IN RESPECT OF NOTE CERTIFICATES

       7.2.1 The Registrar will notify the Principal Paying Agent, not later than five Business Days after each day that falls on the fifteenth day before an Interest Payment Date ("RECORD DATE"), whether any Noteholder has elected to receive payments by transfer to a bank account and, if so, the relevant details of such bank account. For those Noteholders who have chosen not to receive payments by transfer to a bank account, the Registrar will notify the Principal Paying Agent of the address of such Noteholder appearing in the Register to which cheques should be posted.

       7.2.2 The Paying Agent shall make or shall procure payments of interest and principal in respect of the Note Certificates in accordance with the Conditions by mailing a cheque drawn in the relevant currency of the Notes on a bank in New York, in the case of a cheque drawn in US Dollars or in all other cases London, respectively to the address of the Noteholder appearing in the Register on the Record Date or, if the Noteholder has elected to do so, by transfer to their specified account denominated in the relevant currency of the Note (as the case may be).

7.3    EXCLUSION OF LIENS AND COMMISSIONS

       No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.4    APPROPRIATION BY PRINCIPAL PAYING AGENT

       If the Principal Paying Agent makes any payment in accordance with Clause 7.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.1 (Issuer to Pay Principal Paying Agent) an amount equal to the amount so paid by it.

7.5    REIMBURSEMENT BY ISSUER

       If the Principal Paying Agent makes a payment in respect of a Series of/any Notes at a time at which the Principal Paying Agent has not received the full amount of the relevant payment due to it from the Issuer under Clause 6.1 (Issuer to Pay Principal Paying Agent), the Issuer shall from time to time on demand pay to the Principal Paying
       Agent:

       7.5.1 the amount so paid out by the Principal Paying Agent and not previously reimbursed to it; and

       7.5.2 an amount sufficient to indemnify such Paying Agent against any cost, loss or expense which it incurs as a result of making such payment and not receiving reimbursement of such amount until the date of reimbursement of such amount,

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       provided, however, that any payment made under sub-clause 7.5.1 above shall satisfy pro tanto the Issuer's obligations under Clause 6.1 (Issuer to Pay Principal Paying Agent).

7.6    PARTIAL PAYMENTS

       If at any time and for any reason the Principal Paying Agent makes a partial payment in respect of any Note the Registrar shall annotate the Register with such details. In addition, if, on any due date for payment, less than the full amount of any principal or interest is paid in respect of a Series of/any Notes, the Registrar will note on the Register a memorandum of the amount and date of any payment then made and, if the Global Note Certificate or any Individual Note Certificate is presented for payment in accordance with the Conditions and no payment is then made, the date of presentation of the Global Note Certificate or (as the case may be) such Individual Note Certificate.

7.7    AGENTS TO ACT FOR NOTE TRUSTEE

       At any time after an Event of Default or Potential Event of Default in respect of a Series of Notes shall have occurred, which shall not have been waived by the Note Trustee or remedied to its satisfaction or at any time after Individual Note Certificates have not been issued when so required in accordance with the terms of the Arran Funding Note Trust Deed or the Note Trustee shall have received any money which it proposes to pay under the Arran Funding Note Trust Deed to the Noteholders or the relevant Notes shall otherwise have become due and repayable:

       7.7.1 the relevant Agent shall, if so required by notice in writing given by the Note Trustee to the Issuer and the relevant Agent(s):

               (a) thereafter act as the relevant Agent, as the case may be, of the Note Trustee in relation to their duties for the Notes of that Series under the terms of the Arran Funding Note Trust Deed and the relevant Arran Funding Note Trust Deed Supplement on the terms mutatis mutandis contained herein (save that the Note Trustee's liability under any provisions herein contained for the indemnification of any Agent shall be limited to the amount for the time being held by the Note Trustee on the trusts of the Arran Funding Note Trust Deed and the relevant Arran Funding Note Trust Deed Supplement which is available to be applied by the Note Trustee for such purpose in relation to such Series) and thereafter hold all Note Certificates and all sums, documents and records held by them in their capacities as Agent or in respect of the Notes of that Series on behalf of the Note Trustee; and/or

               (b) deliver up all Note Certificates and all sums, documents and records held by them in respect of the Notes of that Series to the Note Trustee or as the Note Trustee shall direct in such notice,

               PROVIDED THAT such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any applicable law or regulation.

8.     MISCELLANEOUS DUTIES OF THE AGENTS

8.1    MAINTENANCE OF RECORDS

       Each of the Agents shall maintain records of all documents received by it in connection with its duties hereunder and shall make such records available for inspection at all reasonable times by the Issuer, the Note Trustee and the other Agents and, in particular the Registrar shall (a) maintain a record of all Note Certificates delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss and replacement; (b) make such records available for inspection at all reasonable times by the Issuer, the Note Trustee and the other Agents; and (c) give to the Note Trustee and the other Agents such further information with regard to its activities hereunder as may reasonably be required of them for the proper carrying out of their respective duties.

8.2    CANCELLATION

       The Issuer may from time to time deliver to, or to the order of, the Registrar Note Certificates for cancellation whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

8.3    NOTES IN ISSUE

       As soon as practicable (or in any event within three months) after each date for the payment of principal or interest in relation to the Notes, after each date on which Note Certificates are cancelled in accordance with Clause 8.2 (Cancellation) and after the date on which the Notes fall due for redemption in accordance with the Conditions, the Registrar shall notify the Issuer, the other Paying Agents and the Note Trustee (on the basis of the information available to it) of the number of any Note Certificates against surrender of which payment in full has been made and of the number of any Note Certificates (and the names and addresses of the holders thereof) which have not yet been surrendered for payment and the details of all Notes redeemed and cancelled.

8.4    FORWARDING OF COMMUNICATIONS

       Each Paying Agent shall promptly forward to the Issuer, the Note Trustee and if not received by the Principal Paying Agent, the Principal Paying Agent a copy of any notice or communication addressed to the Issuer by any Noteholder which is received by such Paying Agent. The Paying Agent or Registrar shall promptly notify the Principal Paying Agent in the event that it receives any such notice or communication and promptly forward such notice or communication to the Principal Paying Agent.

8.5    PUBLICATION OF NOTICES

       The Registrar shall, upon and in accordance with the instructions, and at the expense, of the Issuer but not otherwise, arrange for the publication in accordance with Condition 16 (Notices) of the Notes of any notice which is to be given to the Noteholders and shall promptly supply two copies thereof to the Note Trustee and a copy thereof to each other Agent.

8.6    DESTRUCTION

       The Registrar may destroy each Note Certificate delivered to or cancelled by it in accordance with Clause 10.2 (Extent of Duties), in which case it shall promptly furnish the Issuer and the Note Trustee with a certificate as to such destruction and specifying the reason for such destruction and the certificate or serial numbers of the Note Certificates so destroyed.

8.7    FORMS OF PROXY INSTRUCTIONS

       The Registrar shall, at the request of any Noteholder in accordance with the Arran Funding Note Trust Deed, make available uncompleted and unexecuted forms of proxy in a form and manner which comply with the provisions of Schedule 3 of the Arran Funding Note Trust Deed. The Registrar shall keep a full record of completed and executed forms of proxy received by it and will give to the Issuer, not less than twenty-four hours before the time appointed for any Meeting or adjourned Meeting, full particulars of all duly completed forms of proxy received by it in respect of such Meeting or adjourned Meeting.

8.8    ADDITIONAL DUTIES

       The Registrar shall carry out such other acts as may reasonably be necessary to give effect to the relevant Conditions, this Agreement and the Regulations. In carrying out its functions the Registrar shall act in accordance with the terms of this Agreement, the Regulations and the relevant Conditions.

8.9    REGULATIONS FOR THE DUTIES OF THE TRANSFER AGENTS AND THE REGISTRAR

       The Issuer may, from time to time, with the approval of the Principal Paying Agent, the Transfer Agent, the Registrar and the Note Trustee (such approval in no case to be unreasonably withheld) promulgate reasonable regulations concerning the carrying out of their respective duties and the forms and evidence to be proved (the "REGULATIONS").

8.10   NOTIFICATION OF THE PRINCIPAL AMOUNT OUTSTANDING

       The Registrar shall, on the third Business Day prior to each due date for payment in respect of the Notes, notify the Principal Paying Agent of the aggregate Principal Amount Outstanding of Notes evidenced by Individual Note Certificates.

8.11   COPY DOCUMENTS AVAILABLE FOR INSPECTION

       The Registrar shall make copies of this Agreement, the Arran Funding Note Trust Deed, each Arran Funding Note Trust Deed Supplement and the Regulations available for inspection at its Specified Office at all reasonable times.

8.12   PROCEEDS HELD ON TRUST

       Each Paying Agent shall hold in trust for the benefit of the relevant Noteholders or the Note Trustee all money held by such Paying Agent for the payment of principal or interest on any of the Notes.

8.13   NOTICE OF DEFAULT

       Each Paying Agent shall give the Note Trustee notice of any default by the Issuer in the making of any payment of principal or interest on any of the Notes.

                                   SECTION F
                               FEES AND EXPENSES

9.     FEES AND EXPENSES

9.1    FEES

       The Issuer shall pay to the Principal Paying Agent for its own account and for the account of the Agents such fees on a Series-by-Series basis as may have been agreed in writing between the Issuer and the relevant Agent in respect of the services of the Agents hereunder (plus any applicable value added tax).

9.2    FRONT-END EXPENSES

       The Issuer shall after receipt of an account of such expenses reimburse the Principal Paying Agent for its own account and for the account of the Agents for all reasonable out-of-pocket expenses properly incurred by them in the negotiation, preparation and execution of this Agreement and for its own account for all reasonable out-of-pocket expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax). The Principal Paying Agent will be responsible for distributing the remuneration of the Agents and the relevant expenses of Agents and the Issuer shall not be responsible for the apportionment of such payments between the Agents.

9.3    TAXES AND EXPENSES OCCASIONED BY DEFAULT

       The Issuer shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement and shall indemnify each Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

                                   SECTION G
                       APPOINTMENT AND CHANGE IN AGENTS

10.    TERMS OF APPOINTMENT

10.1   RIGHTS AND POWERS

       Each Agent, or, in relation to sub-clauses 10.1.2 and 10.1.3, the Agent Bank, may, in connection with its services hereunder:

       10.1.1 except as ordered by a court of competent jurisdiction or as required by law (whether or not the relevant Note shall be overdue and notwithstanding any notice to the contrary or writing shown thereon or any notice of previous loss or theft or of trust or other interest therein) be entitled to treat the person registered in the Register as the absolute owner of such Note for all purposes and make payments thereon accordingly PROVIDED THAT where the Registrar has notified the Issuer of the presentation or surrender of any Note in accordance with sub-clause 7.1.2, it shall not make payment thereon until so instructed by the Issuer;

       10.1.2 rely upon the terms of any notice, communication or other document believed by it to be genuine;

       10.1.3 engage, at the expense of the Issuer (pursuant to Clause 10.2 (Extent of Duties)), the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and such Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or suffered to be taken, in accordance with such advice except to the extent that such liability arises out of any breach of contract or trust, bad faith, misconduct or negligence on the part of any such Agent or its officers, directors or employees);

       10.1.4 assume that the terms of each Note Certificate as issued are correct;

       10.1.5 refer any question relating to the ownership of any Note or the adequacy or sufficiency of any evidence supplied in connection with the replacement, transfer or exchange of any Note Certificate to the Issuer for determination by the Issuer and conclusively rely upon any determination so made; and

       10.1.6 whenever in the administration of this Agreement it shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, in the absence of bad faith, fraud or negligence on its part, accept a certificate signed by any person duly authorised on behalf of the Issuer as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof.

10.2   EXTENT OF DUTIES

       Each Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Agent shall (i) be under any fiduciary duty towards any person other than the Issuer or, to the extent provided for in the

       Conditions or in Clauses 6.1 (Issuer to pay Principal Paying Agent), the Note Trustee, (ii) (except to the extent that such liability arises out of any fraud, misconduct or negligence on the part of any such Agent or its officers, directors or employees) be responsible for or liable in respect of any act or omission of any other person including, without limitation, any other Agent or (iii) be under any obligation towards any person other than the Issuer, the other Agents and the Note Trustee.

10.3   FREEDOM TO TRANSACT

       Each Agent may purchase, hold and dispose of a beneficial interest in a Note and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with any holders or owners of any Notes or with any other party hereto in the same manner as if it had not been appointed as the agent of the Issuer or the Note Trustee in relation to the Notes.

10.4   INDEMNITY

       The Issuer shall indemnify each Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs in respect of a particular Series, other than such costs and expenses as are (i) separately agreed to be reimbursed out of the fees payable under Clause 11 (Termination of Appointment); or (ii) incurred by reason of the relevant Agent's own negligence, fraud or misconduct (or that of its directors, officers or employees).

10.5   AGENT COMMITMENTS

       No provisions of this Agreement shall require any Agent to expend its own funds or assume a financial commitment to a person not party to this Agreement (other than in the ordinary course of its business) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such commitment is not reasonably assured to it and, in particular, no Agent shall be obliged to incur any expenditure in connection with the publication of any notices required to be given hereunder unless the Issuer has given its prior approval.

11.    TERMINATION OF APPOINTMENT

11.1   RESIGNATION

       Any Agent may resign its appointment upon not less than 60 days' written notice to the Issuer (with a copy to the Note Trustee and, in the case of an Agent other than the Principal Paying Agent, to the Principal Paying Agent) provided, however, that:

       11.1.1 if such resignation would otherwise take effect less than 10 days before the maturity date of the Notes or any Interest Payment Date in relation to the Notes, it shall not take effect until the first day following such maturity date; and

       11.1.2 such resignation shall not take effect until a successor (approved in writing by the Note Trustee) has been duly appointed by the Issuer and notice of such appointment has been given to the Noteholders.

11.2   REVOCATION

       The Issuer may revoke its appointment of any Agent as its agent in relation to the Notes by not less than 60 days' notice to such Agent (with a copy to the Note Trustee and, in the case of an Agent other than the Principal Paying Agent) provided, however, that in the case of the Principal Paying Agent, the Agent Bank, the Registrar, the Transfer Agent, the Paying Agent with its Specified Office in London or the only remaining Paying Agent with its Specified Office outside the United Kingdom, such revocation shall not take effect until a successor has been duly appointed with the prior written consent of the Note Trustee and notice of such appointment has been given to the Noteholders.

11.3   AUTOMATIC TERMINATION

       The appointment of any Agent shall terminate forthwith if:

       11.3.1 a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent;

       11.3.2 such Agent admits in writing its insolvency or inability to pay its debts as they fall due;

       11.3.3 an administrator or liquidator or any similar official of such Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made);

       11.3.4 such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

       11.3.5 an order is made or an effective resolution is passed for the winding up of such Agent; or

       11.3.6 any event occurs which has an analogous effect to any of the foregoing.

       On the occurrence of any of the above the relevant Agent shall forthwith notify the Issuer and the remaining Agents and the Issuer shall give notice thereof to the Note Trustee and to the Noteholders in accordance with Condition 12.

11.4   ADDITIONAL AND SUCCESSOR AGENTS

       The Issuer may with the prior written approval of the Note Trustee appoint additional or successor Paying Agents, a successor Agent Bank, a successor Transfer Agent or a successor Registrar PROVIDED THAT such additional or successor Paying Agent, Agent Bank, Transfer Agent or Registrar shall execute and deliver to its predecessor (if any), the Issuer, the Note Trustee and (unless its predecessor is the Principal Paying Agent) the Principal Paying Agent an instrument accepting appointment on the terms and conditions of this Agreement and the Issuer shall forthwith give notice of any such appointment to the continuing Agents and the Noteholders, whereupon the Issuer, the continuing Agents and the additional or successor agent shall acquire and become subject to the same rights and obligations between themselves as if they then entered into an agreement in the form mutatis mutandis of this Agreement.

11.5   AGENT MAY APPOINT SUCCESSOR

       If any Agent gives notice of its resignation in accordance with Clause
       11.1 (Resignation) and by the tenth day before the expiration of such notice a successor has not been duly appointed, such Agent may itself, following such consultation with the Issuer as is practicable in the circumstances and with the prior written approval of the Issuer (provided such failure to appoint was not due to default by the Issuer) and the Note Trustee, appoint as its successor any reputable and experienced bank or financial institution and give notice of such appointment to the Issuer, the remaining Agents and the Noteholders. Such successor shall execute and deliver to the relevant Agent, the Issuer, the Note Trustee and (unless the relevant Agent is the Principal Paying Agent) the Principal Paying Agent an instrument accepting appointment on the terms and conditions of this Agreement whereupon the Issuer, the remaining Agents and such successor agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

11.6   RESIGNATION AND REVOCATION

       Upon any resignation or revocation taking effect under Clause 11.1 (Resignation) or 11.2 (Revocation) or any termination under Clause 11.3 (Automatic Termination), the relevant Agent shall:

       11.6.1 without prejudice to any accrued liabilities and obligations, be released and discharged from any further obligations under this Agreement (save that it shall remain entitled to the benefit of, and subject to, Clauses 9.3 (Taxes and Expenses Occasioned by Default), 10 (Terms of Appointment) and 11 (Termination of Appointment) );

       11.6.2 repay to the Issuer following any resignation taking effect under Clause 11.1 (Resignation) or any termination under Clause
               11.3 (Automatic Termination), such part of any fee paid to it in accordance with Clause 11.1 as shall relate to any period thereafter;

       11.6.3 in the case of the Registrar, the Principal Paying Agent or the Agent Bank, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer of the Registrar, the Principal Paying Agent or (as the case may be) the Agent Bank, of the records maintained by it in accordance with Clause
               8.1 (Maintenance of Records) and in the case of the Registrar Clause 4.1 (Maintenance of the Register) ; and

       11.6.4 forthwith (upon payment to it of any amount due to it in accordance with Clause 9 (Fees and Expenses) or Clause 10.4 (Indemnity)) transfer all monies and papers (including any unissued Individual Note Certificates held by it hereunder) to its successor in that capacity and, upon appropriate notice, provide reasonable assistance to its successor for the discharge by it of its duties and responsibilities hereunder.

11.7   MERGER

       Any legal entity into which any Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the Issuer, the Note Trustee, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion shall forthwith be given by such successor to the Issuer, the Note Trustee and the other Agents.

11.8   INDEMNIFICATION

       Each Agent shall severally indemnify the Issuer against any loss, liability, cost, claim, action, demand or expense (including, but not limited, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) that the Issuer may incur or that may be made against it as a result of such Agent's negligence, bad faith or wilful default or that of its officers, employees or agents.

                                   SECTION H
                                 MISCELLANEOUS

12.    TIME

       Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                  SCHEDULE 1
                        SPECIFIED OFFICES OF THE AGENTS

THE PRINCIPAL PAYING AGENT, TRANSFER AGENT AND AGENT BANK

The Bank of New York
48th Floor
One Canada Square
London E14 5AL

Fax:            020 7964 6061/6399
Attention:      Corporate Trust, Global Structured Finance

THE REGISTRAR

The Bank of New York
101 Barclay Street,
New York, New York,
USA 10286

Fax:            001 212 815 5915
Attention:      Corporate Trust (21W)

THE PAYING AGENT AND NOTE TRUSTEE

The Bank of New York
101 Barclay Street,
New York, New York,
USA 10286

Fax:            001 212 815 5915
Attention:      Corporate Trust (21W)

                                  SCHEDULE 2
                        NOTICE OF APPOINTMENT OF AGENT

                         [On Letterhead of the Issuer]

[Name Agent (each as the case may be)]

[Address]

                                                                         [Date]

Dear Sirs

ARRAN FUNDING MEDIUM TERM NOTE PROGRAMME

We refer to the Agency Agreement dated [*] 2005 entered into in respect of the above Programme (such agreement, as modified or amended from time to time, the "AGENCY AGREEMENT") between, amongst others, ourselves as Issuer and Bank of New York as Principal Paying Agent.

Words and expressions defined in the Agency Agreement shall have the same meanings when used herein.

We hereby confirm in accordance with Clause 2 of the Agency Agreement your appointment as [specify capacity] in relation to [specify relevant Series of Notes] upon the terms of the Agency Agreement for the purposes specified in the Agency Agreement and in the Conditions and all matters incidental thereto. All provisions of the Agency Agreement apply to you as if you were an original signatory of the Agency Agreement.

Please complete and return to us the copy of this letter duly signed by an authorised signatory confirming your acceptance of this appointment and your agreement to be bound by its terms.

This letter is governed by and shall be construed in accordance with English law.

Yours faithfully,

ARRAN FUNDING LIMITED

Acknowledged and agreed by:

.............................

[           ]

                                  SCHEDULE 3
                     FORM OF AGENT BANK APPOINTMENT LETTER

            [ON LETTERHEAD OF THE ISSUER REFLECTING JERSEY ADDRESS]

                                                                         [Date]

[Name of Agent Bank]

[Address]

Dear Sirs,

ARRAN FUNDING LIMITED
ARRAN  MEDIUM TERM NOTE PROGRAMME

We refer to the agency agreement dated [*] 2005 entered into in respect of the above Arran medium term note programme (as amended or supplemented from time to time, the "AGENCY AGREEMENT") between ourselves as Issuer, The Bank of New York as Principal Paying Agent and Agent Bank, The Bank of New York, London Branch as Paying Agent and the Bank of New York, London Branch as Note Trustee, a copy of which has been supplied to you by us.

All terms and expressions which have defined meanings in the Agency Agreement shall have the same meanings when used herein.

EITHER

[We hereby appoint you as Agent Bank at your specified office detailed in the Confirmation as our agent in relation to [specify relevant Series] (the "NOTES") upon the terms of the Agency Agreement for the purposes specified in the Agency Agreement and in the Conditions and all matters incidental thereto.]

OR

[We hereby appoint you as Agent Bank at your specified office detailed in the Confirmation set out below as our agent in relation to each Series in respect of which you are named as Agent Bank in the relevant Final Terms upon the terms of the Agency Agreement and (in relation to each such Series) in the Conditions and all matters incidental thereto.]

We hereby agree that, notwithstanding the provisions of the Agency Agreement or the Conditions, your appointment as Agent Bank may only be revoked in accordance with Clause 11.2 (Revocation) thereof if you have been negligent in the exercise of your obligations thereunder or have failed to exercise or perform your obligations thereunder.

Please complete and return to us the Confirmation on the copy of this letter duly signed by an authorised signatory confirming your acceptance of this appointment.

This letter is governed by, and shall be construed in accordance with, English law and the provisions of clause 25 (Governing Law) and clause 26
(Jurisdiction) of the Arran Funding

Master Framework Agreement incorporated into the Agency Agreement shall apply to this letter as if set out herein in full.

A person who is not a party to the agreement described in this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of such agreement.

Yours faithfully

ARRAN FUNDING LIMITED

By:

FORM OF CONFIRMATION

EITHER

We hereby accept our appointment as Agent Bank of the Issuer in relation to the Notes, and shall perform all matters expressed to be performed by the Agent Bank in, and shall otherwise comply with, the Conditions and the provisions of the Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

OR

We hereby accept our appointment as Agent Bank of the Issuer in relation to each Series in respect of which we are named as Agent Bank in the relevant Final Terms, and shall perform all matters expressed to be performed by the Agent Bank in, and shall otherwise comply with (in relation to each such Series) the Conditions and the provisions of the Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

For the purposes of [the Notes] [each such Series] and the Agency Agreement our specified office and communication details are as follows:

Address:        [*]

Fax:            [*]

Attention:      The Directors

[Agent Bank]

By:

Date:

                                EXECUTION PAGE

ARRAN FUNDING LIMITED
By:

THE BANK OF NEW YORK
By:

THE BANK OF NEW YORK, LONDON BRANCH
By: